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                                                                    EXHIBIT 23.1


                            CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement-Prospectus of Financial Bancorp, Inc. and Community First Bankshares, Inc. for the registration of 640,960 shares of common stock of Community First
Bankshares, Inc. and to the incorporation by reference therin of our report dated January 25, 1996, with respect to the consolidated financial statements of Community First Bankshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Minneapolis, Minnesota
June 17, 1996